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                                   EXHIBIT 24
                                POWER OF ATTORNEY
Each of the non employee Directors of MacDermid, Incorporated signed identical powers of attorney in the following form:
                                POWER OF ATTORNEY
                                -----------------
KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of MacDermid, Incorporated, hereby constitutes and appoints Daniel H. Leever the true and lawful agent and attorney-in-fact of the undersigned, with full power and authority in said agent and attorney-in-fact to delegate the power herein conferred to any person or persons said agent and attorney-in-fact shall select, to sign in the place of the undersigned in his capacity as a director of the
Corporation, the Form 10-K for the transition year ended December 31, 2001, of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, and sign any amendment or amendments to such Form 10-K; hereby ratifying and confirming all acts taken by such agent and attorney-in-fact as herein authorized.
                                  (Signature)*
February  26,  2002
*  The  Directors  who  signed  the  powers  of  attorney  were:
     Robert  Ecklin
     Donald  G.  Ogilvie
     Joseph  M.  Silvestri
     James  C.  Smith
     T.  Quinn  Spitzer,  Jr.